Exhibit 99.1

Bacterin International announces signing of agreement with Yankee Alliance

BELGRADE, Mont., June 19, 2015 (GLOBE NEWSWIRE) -- Bacterin International Holdings, Inc. (OTCQX: BONE), a leader in the development of revolutionary biomaterials, today announced the signing of an agreement with Yankee Alliance, a group purchasing organization (GPO) with more than 11,500 members. The agreement covers Bacterin's complete line of biologic implants, including 3Demin cortical fiber allografts. The contract is a three-year agreement extending through June, 2018.

"Yankee Alliance works hard to contract with suppliers who deliver quality products that provide all-around value," said Bob Di Silvio, President of Bacterin. "This new contract will allow Yankee Alliance Members to access Bacterin's entire portfolio of best in class biomaterials. We look forward to growing our relationship with Yankee Alliance."

This is the first GPO to include Bacterin's 3Demin family of allografts. The 3Demin Boats, Strips, and Fibers were developed to compete in the domestic bone replacement market, a $1.7 billion annual business segment (Source: BioMedGPS, LLC), and serve as a complement to our proprietary demineralized bone matrix (DBM) portfolio. Since launching 3Demin in late 2014, Bacterin has experienced positive adoption of this new allograft category and anticipates it will continue to contribute to Bacterin's growth. In addition to this agreement, Yankee Alliance has access to Bacterin's full product portfolio of allografts through their affiliation with Premier, Inc., in which Bacterin serves as a contracted biologics supplier.

About Bacterin International Holdings

Bacterin International Holdings, Inc. (BONE) develops, manufactures and markets biologics products to domestic and international markets. Bacterin's proprietary methods optimize the growth factors in human allografts to promote bone growth, subchondral repair and dermal growth. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

For further information, please visit www.bacterin.com.

About Yankee Alliance

Yankee Alliance, an owner of Premier Inc., is a group purchasing organization founded in 1984 on a belief in collaboration, that working together can achieve more than working alone. Our mission is twofold: to work with members to reduce supply and operating expenses through aggregation of data, purchasing, ideas and knowledge and to excel in strategic innovations that continually assist members in reducing their cost while recognizing their individual needs. Today Yankee Alliance remains true to the foundational belief in collaboration and has grown to over 11,500 members in all classes of trades across all 50 states. For more information visit www.yankeealliance.com.

For more information please contact: Amy Andrade, Vice President, Administration, Yankee Alliance, (978)470-2000 or at aandrade@yankeealliance.com.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the ability of the Company's sales force to achieve expected results, the Company's ability to meet its existing and anticipated contractual obligations, including financial covenant and other obligations contained in the Company's secured lending facility; the Company's ability to manage cash flow; the Company's ability to obtain shareholder approval of financing transactions; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's customers to pay and the timeliness of such payments; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the Company's ability to successfully conclude government investigations; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

Investor Contact:
COCKRELL GROUP
Rich Cockrell
877-889-1972
investorrelations@thecockrellgroup.com
cockrellgroup.com